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                                                                     EXHIBIT 2.1


                                  JULY 10, 1998


                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                                   VANS, INC.

                                       AND

                              SWITCH MANUFACTURING


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                                TABLE OF CONTENTS


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ARTICLE 1 DEFINITIONS ...................................................................           1

ARTICLE 2 THE MERGER ....................................................................           8
        2.1 The Merger ..................................................................           8
        2.2 Merger Agreement ............................................................           8
        2.3 Effective Time ..............................................................           9
        2.4 Name of the Surviving Corporation ...........................................           9
        2.5 Merger Consideration ........................................................           9
        2.6 Convertible Securities ......................................................          10
        2.7 Registration Statements for Stock ...........................................          10
        2.8 Cash in lieu of Fractional Shares ...........................................          11


ARTICLE 3 EFFECT OF THE MERGER ..........................................................          11
        3.1 General .....................................................................          11
        3.2 Conversion of Securities ....................................................          12
        3.3 Dissenting Shares ...........................................................          12
        3.4 Exchange of Certificates ....................................................          13
        3.5 No Transfers of Stock After Effective Time ..................................          15


ARTICLE 4 PROXY STATEMENT ...............................................................          15
        4.1 Shareholders Meeting ........................................................          15
        4.2 Proxy Materials .............................................................          15
        4.3 Private Offering Memorandum .................................................          16


ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE COMPANY .................................          17
        5.1 Organization and Qualification ..............................................          17
        5.2 Capitalization ..............................................................          17
        5.3 Authority ...................................................................          18
        5.4 Financial Statements and Reports ............................................          19
        5.5 Absence of Undisclosed Liabilities ..........................................          19
        5.6 Absence of Certain Changes or Events ........................................          19
        5.7 Assets ......................................................................          22
        5.8 Contracts and Commitments ...................................................          23
        5.9 Compliance with Law .........................................................          24
        5.10 Brokers ....................................................................          24
        5.11 Litigation .................................................................          24
        5.12 Taxes ......................................................................          25
        5.13 Environmental Matters ......................................................          27
        5.14 Proprietary Rights .........................................................          29
        5.15 Labor Matters ..............................................................          29
        5.16 Employee Benefit Plans .....................................................          30
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        5.17 Transactions with Certain Persons ..........................................          32
        5.18 Insurance ..................................................................          33
        5.19 Payments ...................................................................          33
        5.20 Board Actions ..............................................................          33
        5.21 Required Vote ..............................................................          33
        5.22 French Subsidiary ..........................................................          34
        5.23 Year 2000 ..................................................................          34
        5.24 Disclosure .................................................................          35


ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PARENT ......................................          35
        6.1 Organization, Standing and Power ............................................          35
        6.2 Authority ...................................................................          35
        6.3 Brokers .....................................................................          35
        6.4 No Breach ...................................................................          36


ARTICLE 7 PRE-CLOSING COVENANTS .........................................................          36
        7.1 Operation of Business .......................................................          36
        7.2 No Other Bids ...............................................................          38
        7.3 Employee Benefit Plans ......................................................          39


ARTICLE 8 ADDITIONAL AGREEMENTS .........................................................          39
        8.1 Access to Information of the Company; Confidentiality .......................          39
        8.2 Expenses and Taxes ..........................................................          39
        8.3 News Releases ...............................................................          39
        8.4 Additional Agreements .......................................................          40
        8.5 Notification of Certain Matters .............................................          40
        8.6 Confidentiality .............................................................          40
        8.7 Consents and Filings ........................................................          41
        8.8 Parent SEC Filings ..........................................................          41
        8.9 Consent to Sale of Surviving Corporation ....................................          42
        8.10 Commitment to the Company's Business .......................................          42
        8.11 Certain Covenants of the Parent ............................................          42


ARTICLE 9 CONDITIONS ....................................................................          43
        9.1 Conditions to Obligations of Each Party to Effect the Merger ................          43
        9.2 Additional Conditions to the Obligations of Parent ..........................          43
        9.3 Additional Conditions to the Obligations of the Company .....................          45
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ARTICLE 10 CLOSING ......................................................................          46
        10.1 Closing ....................................................................          46
        10.2 Documents to be Delivered by Parent ........................................          47
        10.3 Documents to be Delivered by the Company ...................................          47


ARTICLE 11 TERMINATION ..................................................................          48
        11.1 Termination ................................................................          48
        11.2 Effect of Termination ......................................................          49


ARTICLE 12 INDEMNIFICATION ..............................................................          49
        12.1 Survival of Representations and Warranties; Damages ........................          49
        12.2 Indemnity Claims ...........................................................          50
        12.3 Sources of Indemnification due Parent ......................................          50
        12.4 Shareholder Representatives ................................................          50


ARTICLE 13 GENERAL PROVISIONS ...........................................................          51
        13.1 Amendment ..................................................................          51
        13.2 Waiver .....................................................................          51
        13.3 Assignment and Binding Effect ..............................................          51
        13.4 Governing Law ..............................................................          51
        13.5 Entire Agreement ...........................................................          51
        13.6 Severability ...............................................................          51
        13.7 Titles .....................................................................          52
        13.8 Attorneys' Fees ............................................................          52
        13.9 Multiple Counterparts ......................................................          52
        13.10 Notices ...................................................................          52
        13.11 Incorporation by Reference ................................................          53
        13.12 Arbitration ...............................................................          53
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                          AGREEMENT AND PLAN OF MERGER


               THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and entered into on July 10, 1998, by and between VANS, INC., a Delaware corporation ("Parent"), and SWITCH MANUFACTURING, a California corporation (the "Company"), with reference to the following facts:

                                    RECITALS:

               A. The parties hereto desire to effect a reorganization of the Company with Parent, whereby, subject to the terms and conditions hereof, the Company will merge with and into a wholly-owned subsidiary of Parent which will be a California corporation ("Sub"), and the outstanding shares of the capital stock of the Company will be converted into the right to receive cash, promissory notes and common stock of Parent in the amount provided herein.

               B. The Board of Directors of the Company, deeming the above-described merger in the manner contemplated herein and in accordance with the California Corporations Code (the "Corporation Law") to be desirable and in the best interests of the Company and its shareholders, has authorized and approved such merger, subject to the terms and conditions set forth herein, and the execution and delivery of this Agreement.

               C. The Board of Directors of Parent, deeming the above-described merger in the manner contemplated herein and in accordance with the Corporation Law to be desirable and in the best interests of Parent and its stockholders, has authorized and approved such merger, subject to the terms and conditions set forth herein, and the execution and delivery of this Agreement.

                                   AGREEMENT:

               NOW, THEREFORE, in consideration of the foregoing facts and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

               1.1 The terms defined in this Article, whenever used in this Agreement, shall have the respective meanings indicated below for all purposes of this Agreement. All references herein


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to a Section, Article or Schedule are to a Section, Article or Schedule of or to
this Agreement, unless otherwise indicated.

               AAA:  as defined in Section 13.12(a).

               Actions: any action, claim, suit, litigation, arbitration, proceeding, mediation, dispute, inquiry or investigation.

               Affiliate: of a Person means a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person, including, but not limited to, a subsidiary of the first Person, a Person of which the first Person is a subsidiary, or another subsidiary of a Person of which the first Person is also a subsidiary.

               Agreement: this Agreement and Plan of Merger, including the Schedules attached hereto.

               Articles: as defined in Section 5.1(d).

               Assets: all property, including tangible or intangible, real or personal property, rights and other assets.

               Auditors: The independent, outside public accounting firm which then audits Parent's financial statements.

               Autolock System: as defined in Section 8.10(a).

               Bank: as defined in Section 9.2(e).

               Benefit Arrangements: as defined in Section 5.16(a)(v).

               Business Day: any day other than a Saturday or Sunday on which banks in the State of California are generally open for business.

               Bylaws: as defined in Section 5.1(d).

               California Secretary: as defined in Section 2.2.

               CERCLA: the Comprehensive Environmental Response Compensation and Liability Act, as amended. CERCLIS: the Comprehensive Environmental Response Compensation and Liability Information System.

               Certificates: as defined in Section 3.4(c).


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               Claimant: as defined in Section 13.12(b). Closing: as defined in
Section 10.1(a).

               Closing Conditions: as defined in Section 10.1(a).

               Closing Date: as defined in Section 10.1(a).

               Code: the Internal Revenue Code of 1986, as amended.

               Commission: the Securities and Exchange Commission.

               Company: as defined in the Preamble.

               Company Capital Stock: Common Stock, no par value, of the Company, the Preferred Stock and any other capital stock of the Company.

               Company Personnel: any current or former director, officer, employee, independent contractor, agent, representative or consultant of the Company.

               Competing Transaction: (a) any merger, consolidation, reorganization, share exchange or other business combination involving the Company other than with Parent and Sub, or (b) any transaction involving a sale of all of the Company Capital Stock or substantially all of the Assets of the Company or similar transaction or which would result in a change in Control of the Company other than with Parent and Sub.

               Constituent Corporations: as defined in Section 3.1.

               Control (including the terms "Controlled by" and "under common control with"): the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

               Controlled Group Member: any corporation or other trade or business which is treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code or under Section 4001(b)(1) of ERISA.

               Convertible Securities: as defined in Section 2.6(a).

               Corporation Law: as defined in Recital B.


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               Covered Indemnity Claim: an Indemnity Claim which by agreement of the Parties, by reason of the failure of the Shareholders Representative to respond to an Indemnity Notice pursuant to Section 12.2 or by judgment of an arbitrator or a court of competent jurisdiction is an Indemnity Claim for which Parent or its Affiliates, officers, directors, agents, successors, representatives or assigns are entitled to indemnification pursuant to Article 12.

               Damages: as defined in Section 12.1(b).

               Dissenting Shares: shares issued by the Company held by any "Dissenting Shareholder" (as such term is defined in Section 1300(c) of the Corporation Law) with respect to which such Dissenting Shareholder has perfected its rights to require the Company to purchase such Dissenting Shareholder's shares for cash under Chapter 13 of the Corporation Law.

               Earn-out Note: Senior and Subordinated Promissory Notes in the form of Exhibit A-1 and A-2 attached hereto

               Earn-out Note Payment: as defined in Section 2.5(d).

               Earn-out Note Share Valuation: as defined in Section 2.5 (d).

               Earn-out Payment Shares: as defined in Section 2.5(d).

               Effective Time: as defined in Section 2.3.

               Employee Plans: as defined in Section 5.16(a).

               Environmental Condition: as defined in Section 5.13(c).

               Environmental Law: as defined in Section 5.13(b).

               Environmental Noncompliance: as defined in Section 5.13(d).

               ERISA: Employee Retirement Income Security Act of 1974, as amended.

               Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

               Exchange Agent: as defined in Section 3.4(a).


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               Facility: as defined in Section 5.13(f).

               Financial Statements: as defined in Section 5.4.

               Fiscal Year: The financial reporting year for Parent, currently June 1 through May 31.

               French Subsidiary: Switch-Europe SARL.

               GAAP: generally accepted accounting principles, consistently applied.

               Governmental Approval: any action, consent, approval, authorization, permit, license, exemption, order or waiver of, registration or filing with, or report or notice to, any Governmental Authority.

               Governmental Authority: any foreign, federal, state, municipal or other court, tribunal, department, commission, board or other government authority or agency or any self-regulatory organization and any arbitrator or other private tribunal.

               Hazardous Materials: as defined in Section 5.13(a).

               Indemnity Claim: as defined in Section 12.1(b).

               Indemnity Notice: as defined in Section 12.2.

               Initial Note: a Promissory Note in the form of Exhibit A-3 attached hereto.

               Initial Stock Payment: as defined in Section 2.5(a).

               IRS: the Internal Revenue Service or any successor agency.

               ITC: As defined in Section 8.10

               Japan: as defined in Section 8.10(b).

               Japan Patent: a patent application pending for the Company in Japan for the Autolock System (International Application No. PCT/U.S. 96/09841) with the Japanese Patent and Trademark Office.

               Japanese Trademark Dispute: Sega owns the Japanese trademark registration for the mark "Switch" in Japanese class 28


                                       5


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(sporting goods). Before the Company could approach Sega about assigning it the registration, Sega assigned it to a company called Natural Cedars.

               June 30th Financial Statements: as defined in Section 5.22.

               Knowledge of the Company: information actually known by the Company or which reasonably should be known by the Company upon reasonably diligent inquiry by the Company.

               Knowledge of Parent: information actually known by Parent or which reasonably should be known by Parent upon reasonably diligent inquiry by Parent.

               Kikkawa Patent: as defined in Section 9.2(j).

               K2 Action: as defined in Section 9.2(l).

               Law: all statutes, laws, rules, regulations, requirements, ordinances, injunctions, writs, decrees and orders of any Governmental Authority.

               Letter of Transmittal: as defined in Section 3.4(c).

               Lien: any condition, restriction, assessment, mortgage, pledge, hypothecation, security interest, title defect, claim, option, lien, charge or other encumbrance or adverse claim, but excluding any restriction or limitation on transferability imposed by Law.

               Management Group: Erik C. Anderson, Jeffrey W. Sand, Anthony R. Guerrero and G. Daniel Adams.

               Material Adverse Effect: any effect that is materially adverse to the business, future prospects, results of operations or financial condition of the Company, the French Subsidiary or the Parent as the context may require; provided, however, any criminal act shall be deemed material.

               Material Contract: as defined in Section 5.8(a).

               Measurement Date: December 31, 1997.

               Merger: as defined in Section 2.1.

               Merger Agreement: as defined in Section 2.2.


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               Merger Consideration: as defined in Section 2.5.

               Multiemployer Plan: as defined in Section 5.16(a)(ii).

               Note Payment: as defined in Section 2.5(c). Note Payment Shares: as defined in Section 2.5(c).

               Note Share Valuation: as defined in Section 2.5(c).

               OSHA: Occupational Safety and Health Administration.

               Outstanding Shares: as defined in Section 3.2(a).

               Parent: as defined in the Preamble.

               Parent Common:Common Stock, $.001 par value, of Parent.

               Parent Documents: this Agreement and each agreement, document, instrument or certificate executed by the Parent pursuant to the terms hereof.

               Parent Filings: as defined in Section 8.8.

               Party: any of the parties to this Agreement.

               Pension Plan: as defined in Section 5.16(a)(iv).

               Person: any natural person, firm, partnership, association, corporation, company, trust, business trust, joint venture, Governmental Authority or other entity.

               POM: as defined in Section 4.3(a).

               Preferred Stock: The Series A Preferred Stock, no stated value, Series B Preferred Stock, no stated value, and Series C Preferred Stock, no stated value, of the Company.

               Previous Facility: as defined in Section 5.13(f).

               Promissory Note: either an Initial Note or an Earn-out Note. Promissory Notes shall mean both the Initial Note and the Earn-out Note.

               Proxy Materials: as defined in Section 4.2(a).

               Proxy Statement: as defined in Section 4.2(a).

               Proprietary Rights: as defined in Section 5.14.


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               Registration Statement Delaying Event: as defined in Section
2.7(c).

               Release: as defined in Section 5.13(e).

               Request: as defined in Section 13.12(b).

               Respondent: as defined in Section 13.12(b).

               Return: any return, report, declaration, form or information statement relating to Taxes that relates to the business or Assets of the Company.

               Ride Action: the patent infringement action between the Company, on the one hand, and Mark A. Raines, Gregory A. Deeney and Preston Bindings Company, a wholly-owned subsidiary of Ride, Inc., on the other hand.

               Section 9.3(i) Termination: as defined in Section 9.3(i).

               Securities Act: the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

               Seller Documents: this Agreement and each agreement, document, instrument or certificate executed by the Company pursuant to the terms hereof.

               Senior Earn-out Notes: as defined in Section 2.5(d).

               Shareholders Meeting: as defined in Section 4.1.

               Shareholder Representatives: Eric Anderson, Jeffrey Schoenfeld and Andrew Richards or their successors appointed in accordance with Section 12.4.

               Software: as defined in Section 5.23.

               Stock Price Date: the last day of the one year period commencing on the Closing Date, or if such date is not a trading date, the last trading date immediately prior thereto.

               Sub: as defined in Recital A.

               Subordinated Earn-out Notes: as defined in Section 2.5(d).


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               Surviving Corporation: as defined in Section 3.1.

               Switch Sale: as defined in Section 8.9.

               Tax: any federal, state, local, foreign or other income, alternative minimum, accumulated earnings, personal holding company, profits, windfall profits, franchise, capital stock, net worth, capital, gross receipts, value added, sales, use, excise, custom duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, real and personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including, but not limited to, all interest and penalties thereon and additions thereto), whether disputed or not and whether arising as a result of a self-assessment, an audit or inquiry by a tax authority or other Governmental Authority or otherwise.

               Termination Date: July 30, 1998.

               Termination Deadline: as defined in Section 9.3(i).

               Unsolicited Offer: as defined in Section 7.2.

               Valuation Price: as defined in Section 2.5(b).

               Welfare Plan: as defined in Section 5.16(a)(i).

                                    ARTICLE 2
                                   THE MERGER

               2.1 The Merger. At the Effective Time, upon the terms and subject to satisfaction or waiver of the conditions of this Agreement, the Company shall be merged with and into Sub in accordance with the Corporation Law (the "Merger").

               2.2 Merger Agreement. An agreement of merger, which shall include the appropriate provisions to change the name of Sub in accordance with Section
2.4 hereof, (the "Merger Agreement"), together with all appropriate officers certificates, shall be prepared, executed and delivered to the Secretary of State of the State of California (the "California Secretary") for filing on the Closing Date in accordance with the Corporation Law. The Parties shall take all action necessary to permit the California Franchise Tax Board to issue a tax clearance


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certificate for the Company and deliver it to the California Secretary prior to the Closing Date.

               2.3 Effective Time. The Merger shall become effective upon the filing of the Merger Agreement with the California Secretary in accordance with the provisions of the Corporation Law. The date and time of the filing with the California Secretary is referred to herein as the "Effective Time."

               2.4 Name of the Surviving Corporation. The name of the Surviving Corporation shall be "Switch Manufacturing."

               2.5 Merger Consideration. The consideration for the Merger shall be the following (the "Merger Consideration"), subject to offset for Covered Indemnity Claims, as provided in Article 12 hereof:

                      (a) 133,333 shares of Parent Common (the "Initial Stock Payment");

                      (b) (i) Subject to Section 2.5(b)(ii), if the ask price for the Parent Common does not equal or exceed $15.00 per share ( the "Valuation Price")at any time during any one trading day during the one year period commencing on the Closing Date, Parent shall pay in cash to each holder of a share of Parent Common issued as part of the Initial Stock Payment an amount equal to the difference between the closing ask price of Parent Common on the Stock Price Date and $15.00. This payment shall be made no later than 30 days after the Stock Price Date.

                           (ii) In lieu of the payment under Section 2.5(b)(i),
Parent, in its sole discretion, shall have the option, exercisable at any time prior to the Stock Price Date, to pay in cash to each holder of a share of Parent Common issued as part of the Initial Stock Payment an amount equal to the difference between the closing ask price of Parent Common on any trading day prior to the Stock Price Date and the Valuation Price. If this payment is made, Parent shall send a notice with the payment indicating it has elected to make this payment within three Business Days of the applicable trading date;

                      (c) Initial Notes in the aggregate principal amount of $2.0 million subject to adjustment pursuant to the terms thereof (the "Note Payment"). As set forth in the Initial Notes, Parent may in its sole discretion make all or any portion of the payments under the Initial Notes in shares of Parent Common (the "Note Payment Shares"). Any Note Payment Shares


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
issued shall be valued as set forth in the Initial Notes (the "Note Share Valuation"); and

                      (d) Earn-out Notes in the aggregate principal amount of $12,000,000 subject to adjustment pursuant to the terms thereof (the "Earn-out Note Payment") consisting of: (i) Senior Earn-out Notes in the aggregate principal amount of $2,342,279 which are senior in the right of payment to the Subordinated Earn-out Notes (the "Senior Earn-out Notes") and (ii) Subordinated Earn-out Notes in the aggregate principal amount of $9,657,721 which are subordinated in the right of payment to the Senior Earn-out Notes("Subordinated Earn-out Notes"). As set forth in the Earn-out Notes, Parent may in its sole discretion make all or any portion of the payments under the Earn-out Notes in shares of Parent Common (the "Earn-out Payment Shares"). Any Earn-out Payment Shares issued shall be valued as set forth in the Earn-out Notes (the "Earn-out Note Share Valuation").

               2.6 Convertible Securities.

                      (a) Except as set forth in Schedule 2.6, each option, warrant or securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of Company Capital Stock ("Convertible Securities") which has not been exercised at the Effective Time shall terminate at, and shall no longer be of any force or effect after, the Effective Time.

                      (b) The Company's stock option plan shall terminate at the Effective Time.

                      (c) The Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt such resolutions or take such other actions as are necessary to reflect the terms set forth in Sections 2.6(a) and (b).

               2.7 Registration Statements for Stock.

                      (a) Within 90 days after the Closing Date, Parent shall file with the Commission a registration statement under the Securities Act covering the reoffer and resale of the Initial Stock Payment by the shareholders of the Company. Parent shall use its best efforts to cause such registration statement to become effective under the Securities Act within 120 days after the Closing Date.

                      (b) Parent shall file with the Commission a registration statement under the Securities Act covering the


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
issuance of Note Payment Shares and Earn-out Payment Shares or, at the option of Parent, such issuance may be covered under the registration statement described in Section 2.7(a). Parent shall use its best efforts to cause such registration statement to become effective under the Securities Act prior to the date on which the first principal payment is due under the Initial Notes.

                      (c) Notwithstanding anything to the contrary contained herein, Parent shall be entitled to (i) postpone the filing of any registration statement required to be prepared and filed by it hereunder or (ii) withdraw any registration statement which has been prepared and filed by it hereunder (but which has not yet been declared effective), if, in either case, Parent reasonably and in good faith determines that such registration would interfere in any material respect with any proposal or plan by the Parent to engage in any financing or any material acquisition or disposition by Parent or any subsidiary thereof of the capital stock or substantially all of the assets of any other Person (other than in the ordinary course of business), any tender offer or any merger, consolidation, corporate reorganization or restructuring or other similar transaction material to Parent and its subsidiaries as a whole ("Registration Statement Delaying Event"). In the event the filing of any such registration statement is postponed or withdrawn, Parent shall file or refile such registration statement upon the first to occur of either: (i) as soon as practicable after the Registration Statement Delaying Event has been completed or terminated, but in no event more than thirty (30) days thereafter or (ii) one hundred and eighty (180) days after the commencement of the Registration Statement Delaying Event. Upon the occurrence of a Registration Statement Delaying Event the time periods during which the registration statements set forth in Sections 2.7(a) and (b) shall become effective shall be extended by the number of days equal to the lesser of: (i) the duration of the Registration Statement Delaying Event or (ii) one hundred and eighty (180) days.

               2.8 Cash in lieu of Fractional Shares. No fractional shares of Parent Common will be issued. Parent will pay cash in lieu of any fractional shares which would otherwise be issuable under Sections 2.5(a), 2.5(b)or 2.5(c). The cash payment shall equal the product of the fraction of share which would have been issuable multiplied by: (a) the Valuation Price in the case of the Initial Shares, (b) the Note Share Valuation in the case of the Note Payment Shares and (c) the Earn-out Note Share Valuation in the case of the Earn-out Payment Shares.


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
                                    ARTICLE 3
                              EFFECT OF THE MERGER

               3.1 General. At the Effective Time, the separate existence of the Company shall cease and Sub shall continue as the surviving corporation (Sub sometimes is referred to hereinafter as the "Surviving Corporation"), and shall possess all the rights, privileges, powers, immunities and franchises, of a public as well as a private nature, of Sub and the Company (collectively referred to as the "Constituent Corporations"); all property, real, personal and mixed, and all debts due on whatever account, including subscriptions for shares, and all choices in action, and all and every interest, of or belonging to or due each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations so merged, and any claim existing or Action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the Corporation Law, and neither the rights of creditors nor any Liens upon the property of either of the Constituent Corporations shall be impaired by the Merger, all with the effect set forth in the Corporation Law.

               3.2 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

                      (a) Each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than shares owned beneficially or of record by Parent, Sub or any direct or indirect subsidiary of Parent or Sub, and shares held in the treasury of the Company and Dissenting Shares) ("Outstanding Shares") shall be canceled and be converted into, and shall thereafter represent solely, the right to receive an amount equal to the portion of the Merger Consideration allocated to the class of stock of which such Company Capital Stock is a part (such allocation is set forth on Schedule
3.2 attached hereto) divided by the sum of the number of Outstanding Shares and Dissenting Shares of such class.

                      (b) Each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time and held by the Company as treasury stock or owned beneficially or of record by Parent or Sub or any direct or indirect subsidiary of Parent or Sub shall be canceled and no consideration shall be delivered in exchange therefor.

                      (c) Each share of common stock, no par value, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

               3.3 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such Dissenting Shares withdraws his or her demand for payment of the fair market value of such shares in accordance with Chapter 13 of the Corporation Law or becomes ineligible for such payment. If a holder of Dissenting Shares shall withdraw his or her demand for payment of the fair market value of such shares in accordance with Chapter 13 of the Corporation Law or shall become ineligible to receive such payment, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall be automatically converted into and represent the right to receive the Merger Consideration as provided in Section 3.2. The Company shall deliver to Parent copies of any demands for payment of fair market value received by the Company and will not, except with the prior written consent of Parent, settle or compromise or offer to settle or compromise any such demands, voluntarily make any payment with respect to any such demands or approve any withdrawal of any such demand. Each holder of Dissenting Shares shall have only such rights and remedies as are granted to such holder under Chapter 13 of the Corporation Law.

               3.4 Exchange of Certificates.

                      (a) Prior to the Closing Date, Parent shall appoint its transfer agent to act as exchange agent (the "Exchange Agent") in the Merger.

                      (b) After the Effective Time and within five (5) business days after its receipt of any applicable Letter of Transmittal, as hereinafter defined, which has been properly completed and executed, Parent shall deliver to the Exchange

Agent: (i) Promissory Notes made payable to the Persons entitled to receive Promissory Notes pursuant to Section 3.4(c) hereof; (ii) appropriate instructions to the Exchange Agent to issue certificates for Parent Common to the Persons entitled to receive such certificates pursuant to Section 3.4(c); and (iii) sufficient cash to make cash in lieu of fractional share payments.

                      (c) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which represented Outstanding Shares (the "Certificates"), a letter of transmittal (the "Letter of Transmittal") for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent and a duly executed and completed Letter of Transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a check in the amount of cash in lieu of any fractional share pursuant to Section 2.8, (ii) an Initial Note in the principal amount equal to the product of the number of shares of Company Capital Stock evidenced by such Certificate multiplied by the portion of the Note Payment to which a share of such Company Capital Stock is entitled under Section 3.2(a), (iii) an Earn-out Note in the principal amount equal to the product of the number of shares of Company Capital Stock evidenced by such Certificate multiplied by the portion of the Earn-out Note Payment to which a share of such Company Capital Stock is entitled under Section 3.2(a), and (iv) a certificate for the number of shares of Parent Common equal to the product of the number of shares of Company Capital Stock evidenced by such Certificate multiplied by the portion of the Initial Stock Payment to which a share of such Company Capital Stock is entitled under Section 3.2(a). Each Certificate surrendered hereunder shall forthwith be canceled. At the Effective Time, the holder of a Certificate shall have no rights with respect to shares of Company Capital Stock other than to surrender such Certificate pursuant to this Section 3.4 or, if the holder holds Dissenting Shares, to demand payment of the fair market value thereof pursuant to Chapter 13 of the Corporation Law. If the Merger Consideration (or any portion thereof) is to be delivered to any Person other than the Person in whose name the Certificate is registered, it shall be a condition to such exchange that the Person requesting such exchange shall deliver to the Exchange Agent all documents required to evidence the transfer of the surrendered Certificate from the registered holder to the Person surrendering the Certificate and shall pay to the Exchange Agent any transfer or other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable.

                      (d) The Exchange Agent shall follow the same procedure with respect to lost, stolen or mutilated Certificates as Parent follows with respect to lost, stolen or mutilated certificates.

                      (e) Neither Parent nor any other Party hereto shall be liable to a holder of Company Capital Stock for any Merger Consideration delivered to a Governmental Authority pursuant to applicable abandoned property, escheat and other Laws.

                      (f) If any Certificate shall not have been surrendered prior to the second anniversary of the Closing Date (or immediately prior to such earlier date on which any payment in respect hereof would otherwise escheat to or become the property of any governmental unit or agency), the unclaimed portions of the Merger Consideration in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims of any Person previously entitled thereto.

                      (g) No holder of a Certificate shall be entitled to receive any dividend or other distribution payable on the Parent Common issuable as part of the Merger Consideration to holders of record as of any record date after the Effective Time until the Certificate is surrendered in accordance with
Section 3.4(c). Upon such surrender, there shall be paid to the Person who receives the Initial Stock Payment in exchange for the Certificate any dividends or other distributions (without interest) which were paid to holders of Parent Common of record as of any record date after the Effective Time but before the date of surrender of the Certificate.

                      (h) No holder of a Certificate shall have any rights as a holder of Parent Common until such Certificate is surrendered in accordance with
Section 3.4(c).

               3.5 No Transfers of Stock After Effective Time. After the Effective Time, there shall be no transfers of any shares of Company Capital Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time but prior to the date on which unclaimed Merger Consideration becomes property of Parent pursuant to Section 3.4(f), Certificates are presented to the Surviving Corporation, they shall be forwarded to the Exchange Agent and exchanged in accordance with Section

3.4(c), subject to applicable Law in the case of Dissenting Shares.

                                    ARTICLE 4
                   PROXY STATEMENT/PRIVATE OFFERING MEMORANDUM

               4.1 Shareholders Meeting. The Company shall, in accordance with the Corporation Law and the Articles and Bylaws, duly call, give notice of, convene and hold an annual or special meeting of its shareholders (the "Shareholders Meeting") on or about July 20, 1998(and in any event on or before July 24, 1998) for the purpose of considering and taking action upon the approval of this Agreement and the Merger. The notice of Shareholders Meeting shall state that shareholders of the Company are entitled to assert dissenters' rights under Chapter 13 of the Corporation Law and shall be accompanied by a copy of Chapter 13 of the Corporation Law. The Company will include in the Proxy Statement the recommendation of the Board of Directors of the Company, in its reasonable good faith judgement, that shareholders of the Company vote in favor of the approval of this Agreement and the Merger at the Shareholders Meeting and shall use its best efforts to solicit from all shareholders of the Company proxies in favor of such approval and will take all other actions reasonably necessary, or in the reasonable judgment of Parent advisable, to secure the approval of the Merger and this Agreement by the Company's shareholders under the Corporation Law.

               4.2 Proxy Materials.

                      (a) In compliance with applicable Laws, the Company shall prepare and deliver to Parent for its review and approval prior to mailing to the shareholders of the Company a Proxy Statement and form of proxy with respect to the Shareholders Meeting ("Proxy Statement") and promptly after receipt of Parent's approval, the Company shall mail the Proxy Statement to shareholders of the Company. The term "Proxy Statement" shall mean such proxy or information statement at the time it initially is mailed to the Company's shareholders and all amendments or supplements thereto, if any, similarly filed and mailed. The term "Proxy Materials" shall mean the Proxy Statement and such other proxy solicitation materials at the time initially mailed to the Company's shareholders and all amendments or supplements thereto, if any, similarly filed and mailed.

                      (b) Parent covenants that (i) none of the information supplied by Parent for inclusion or incorporation by reference in the Proxy Materials will, at the time the Proxy

Statement is mailed to the shareholders of the Company and at the time of the Shareholders Meeting, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) if, at any time prior to the Effective Time, Parent becomes aware of the occurrence of any event with respect to Parent or any of its subsidiaries, or with respect to the other information supplied by the Parent for inclusion in the Proxy Materials, which is required to be described in an amendment of, or a supplement to, the Proxy Materials, Parent shall notify the Company in writing, which notice shall describe, in reasonable detail, the event to be so described.

                      (c) The Company covenants that (i) none of the information included in the Proxy Materials at the time the Proxy Statement is mailed to the shareholders of the Company and at the time of the Shareholders Meeting, and no information supplied or to be supplied by the Company to Parent for inclusion in any Parent Filings, at the time supplied to Parent, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) if, at any time prior to the Effective Time, the Company becomes aware of the occurrence of any event with respect to the Company, or with respect to other information supplied by the Company for inclusion in the Proxy Materials, which is required to be described in an amendment of, or a supplement to, the Proxy Materials, such event shall be so described, and such amendment or supplement, as required by law, disseminated to the shareholders of the Company, and (iii) the Proxy Materials shall comply as to form in all material respects with the provisions of all applicable Laws.

               4.3 Private Offering Memorandum.

                      (a) In compliance with applicable Laws, Parent shall prepare and deliver to the Company for mailing to the shareholders of the Company as part of the Proxy Materials a private offering memorandum relating to the private offering of the shares of Parent Common to be issued in the Merger (the "POM").

                      (b) The Company covenants that no information supplied by the Company to Parent for inclusion in the POM, at the date of the POM, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to Parent as follows:

               5.1 Organization and Qualification.

                      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate authority and power to carry on its business as it is now being conducted and the French Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of France and has the requisite corporate authority and power to carry on its business as it is now being conducted.

                      (b) Except for the French Subsidiary, the Company (i) does not, directly or indirectly, own any stock or other interest in any corporation, partnership, joint venture, limited liability company, or other business association or Person and (ii) is not subject to any obligation or requirement to provide funds to or to make any investment (in the form of a loan, capital contribution or otherwise) in or to any Person.

                      (c) The Company and the French Subsidiary are duly qualified or licensed to do business and are in good standing in California and France, respectively, which includes each jurisdiction in which the nature of their businesses or the properties owned or leased by them makes such qualification or licensing necessary, except for any such jurisdiction where the failure to so qualify or be licensed, individually and in the aggregate for all such jurisdictions, would not reasonably be expected to have a Material Adverse Effect on the Company or the French Subsidiary, as the case may be.

                      (d) Attached hereto as Schedule 5.1(d) are true and correct certified copies of the articles of incorporation of the Company, as amended through the date hereof, (the "Articles") and bylaws of the Company, as amended through the date hereof (the "Bylaws"). The Company has delivered to Parent the complete minute book and stock records of the Company.

               5.2 Capitalization.

                      (a) The authorized capital stock of the Company and the number of issued and outstanding shares of Company Capital Stock, and the number of shares subject to Convertible Securities are set forth on Schedule 5.2(a). All issued and outstanding shares of Company Capital Stock are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. Other than the shares of Company Capital Stock and shares of Company Capital Stock subject to Convertible Securities set forth in Schedule 5.2(a), there are no shares of capital stock or other equity securities of the Company outstanding and no outstanding Convertible Securities, subscription rights (including any preemptive rights), calls or commitments of any character whatsoever to which the Company is a party or is bound, requiring or which could require the issuance, sale or transfer by the Company of any shares of Company Capital Stock or any Convertible Securities. There are no stock appreciation rights relating to the Company.

               5.3 Authority.

                      (a) The Company has the requisite corporate power and authority to enter into each Seller Document, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. Except for the approval of shareholders of the Company, the execution and delivery of the Seller Documents by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. Each Seller Document has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                      (b) The execution and delivery by the Company of the Seller Documents do not, and the consummation of the transactions contemplated thereby will not, (i) conflict with, or result in a violation of, any provision of the Articles or Bylaws, (ii) constitute or result in a breach of or default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease, permit, concession, franchise, license, agreement or other instrument or obligation to which the Company is a party or to which the properties or Assets of the Company are subject, except for such violations, conflicts, breaches, defaults, terminations or accelerations which would not, individually or in the aggregate, have a Material Adverse Effect,
(iii) create any Lien upon any of the properties or Assets of the Company, or
(iv) constitute, or result in, a violation of any Law applicable to the Company or any of the properties or Assets of the Company.

                      (c) Except as set forth on Schedule 5.3(c), no consent, approval, order or authorization of, notice to, or registration, declaration or filing with any Governmental Authority or other Person is necessary in connection with the execution and delivery of the Seller Documents by the Company or the consummation by the Company of the transactions contemplated by the Seller Documents. Without limiting the generality of the foregoing, currently there are not, and at the Effective Time there will not be, more than 35 holders of Company Capital Stock who are not "accredited" (as such term is defined under all applicable federal and state securities Laws).

               5.4 Financial Statements and Reports. Attached hereto as Schedule 5.4, are the audited income statements of the Company for its fiscal years ended December 31, 1996 and 1997 and the audited balance sheets of the Company as of December 31, 1996 and 1997(collectively, the "Financial Statements"). The Financial Statements (a) were prepared in accordance with GAAP, (b) have been maintained on a consistent basis for the periods covered thereby, (c) are complete and correct, and (d) present fairly the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated. Except as noted in the opinions contained in the Financial Statements, such Financial Statements and opinions were rendered without qualification or exception and were not subject to any contingency. No event has occurred since the preparation of the most recent Financial Statements that would require a restatement of the Financial Statements under GAAP other than by reason of a change in GAAP. The Financial Statements reflect, as of the date thereof, the interest of the Company in the Assets, liabilities and operations of the French Subsidiary.

               5.5 Absence of Undisclosed Liabilities. Except as set forth in
Schedule 5.5, the Company does not have any liability or obligation (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected on a corporate balance sheet or disclosed in the notes thereto, except liabilities (a) stated or adequately reserved against in the Financial Statements or disclosed in the footnotes thereto; or (b) (i) incurred after the Measurement Date in the ordinary course of business consistent with past practices, (ii) not prohibited by this Agreement and (iii) not reasonably expected to have a Material Adverse Effect.

               5.6 Absence of Certain Changes or Events. Except as set forth in
Schedule 5.6 attached hereto(for the purposes of this Section 5.6 any disclosure under one subsection of Section 5.6 will be deemed to be a disclosure under the other subsections of Section 5.6 if such disclosure is cross-referenced), since the Measurement Date, there has not been:

                      (a) any event, damage, destruction or loss, whether covered by insurance or not, which has had or reasonably is expected to have a Material Adverse Effect;

                      (b) any entry by the Company into a commitment or transaction material to the Company, which is not in the ordinary course of business consistent with prior practice;

                      (c) any change by the Company in accounting principles, methods or practices, except insofar as may have been required by a change in GAAP;

                      (d) any declaration, payment or setting aside for payment of any dividends or distributions in respect to shares of Company Capital Stock, or any redemption, purchase or other acquisition of any shares of Company Capital Stock;

                      (e) any cancellation of any debts or waiver or release of any right or claim of the Company individually or in the aggregate material to the Company, whether or not in the ordinary course of business;

                      (f) any revaluations by the Company of any of its Assets or liabilities, including without limitation, writing-off notes or accounts receivable;

                      (g) any increase in the rate or terms of compensation payable or to become payable by the Company to any Company Personnel; any bonus, incentive compensation, service award or other benefit granted, made or accrued, contingently or otherwise, for or to the credit of any Company Personnel; employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company for any Company Personnel except for contributions in accordance with prior practice made to, and payments made to employees under, plans and arrangements existing on the Measurement Date;

                      (h) any Tax election or settlement or compromise by the Company of any federal, state, local or foreign Tax liability;

                      (i) any adoption of a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company, other than in connection with the transactions contemplated hereby;

                      (j) any purchase, acquisition or sale by the Company of any assets, other than in the ordinary course of business consistent with prior practice;

                      (k) any addition to, or modification of, the Employee Plans, arrangements or practices existing on the Measurement Date which affect any Company Personnel, other than any addition or modification required by Law or the extension of coverage to Company Personnel who became eligible after the Measurement Date;

                      (l) any amendment, cancellation or termination of any Material Contract, including, without limitation, license or sublicense, or other instrument to which the Company is a party or to which the Company or any of the Assets of the Company is bound;

                      (m) any failure to pay when due any material obligation of the Company;

                      (n) any failure to operate the business of the Company in the ordinary course with an effort to preserve the business intact, to keep available to the Company the services of their personnel, and to preserve for the Company the goodwill of their customers and others having business relations with the Company;

                      (o) any Assets of the Company subjected to a Lien;

                      (p) any commitment to borrow money entered into by the Company, or any loans made or agreed to be made by the Company, involving more than $10,000 individually or $25,000 in the aggregate;

                      (q) any liabilities incurred by the Company involving $10,000 or more individually and $25,000 or more in the aggregate, other than liabilities incurred in the ordinary course of business consistent with past practices;

                      (r) any payment, discharge or satisfaction of any liabilities of the Company or any capital expenditure of the Company, other than
(i) the payment, discharge or satisfaction in the ordinary course of business consistent with prior practice of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business consistent with prior practice since the Measurement Date, and (ii) any capital expenditures involving $10,000 or less individually and $25,000 or less in the aggregate;

                      (s) any expenditures in excess of $10,000 individually or $25,000 in the aggregate made by the Company which are not reflected as an Asset in the Company's balance sheet accounts or are not deductible for Federal income tax purposes;

                      (t) (i) any agreement, commitment or other transaction entered into by the Company, other than any agreements involving an expenditure of not more than $10,000 individually or not more than $25,000 in the aggregate entered into in the ordinary course of business consistent with past practices or (ii) any agreement or commitment entered into by the Company involving more than $10,000 that, pursuant to its terms, is not cancelable without penalty on less than thirty days' notice;

                      (u) any amendment of the Articles or Bylaws; or

                      (v) any agreement by the Company to do any of the things described in the preceding clauses (a) through (u) of this Section 5.6, other than as expressly contemplated or provided for herein.

               5.7 Assets.

                      (a) All Assets owned, leased or licensed by the Company are in good and usable condition, except for reasonable wear and tear. Schedule
5.7 is a list of all Assets and indicates whether the Asset is owned, leased or licensed.

                      (b) The Company (i) is the lawful owner of all of the Assets it purports to own, (ii) has valid leasehold interests in the Assets it purports to lease, and (iii) has valid license rights (whether as a licensor or licensee) in the Assets it purports to license, in all cases free and clear of all Liens, except for Liens on real property for real estate Taxes not yet due and payable. Without limiting the generality of the foregoing, other than as set forth in Schedule 5.7 hereto, the Company owns all tooling used to manufacture its products.

                      (c) The Company has not depreciated any of the Assets on an accelerated basis or in any other manner inconsistent with applicable IRS guidelines, if any.

                      (d) The Assets constitute all the properties and assets which are necessary to operate the business of the Company as presently conducted.

                      (e) The Company has delivered to Parent a true, accurate and complete copy of each lease, license or sublicense regarding any Assets leased, licensed or sublicensed.

                      (f) The Company enjoys peaceful and undisturbed possession under all leases of real property and all of such leases are valid and in full force and effect.

                      (g) There are no pending or, to the Knowledge of the Company, threatened condemnation proceedings relating to any real property leased or used by the Company.

                      (h) The Assets referred to as "Equipment" on the balance sheet at the Measurement Date included in the Financial Statements include all of the items of personal property (including personal computers, computer printers and other office furniture and equipment) used by the Company as of such date, and all of such items are located at, or at the Closing will be located at, the Company's headquarters in San Francisco, California, other than as set forth in Schedule 5.7 hereto.

               5.8 Contracts and Commitments.

                      (a) Except for contracts, commitments, plans, licenses and other agreements described in Schedule 5.8(a) (each individually, a "Material Contract"), the Company is not a party to or subject to:

                           (i) any agreement or other commitment which is not
otherwise described in this Section 5.8(a) except agreements or other commitments which involve payments to or by the Company of $10,000 or less individually and $25,000 or less in the aggregate;

                           (ii) any agreement or other commitment with any
Person containing covenants limiting the freedom of the Company or any of the Company Personnel to compete in any line of business or with any Person or in any geographic location or to use or disclose any information in their possession;

                           (iii) any license agreement (as licensor or
licensee); (iv) any agreement of indemnification, other than indemnification rights granted in the Articles or Bylaws;

                           (v) any agreement which contains a fixed penalty or
liquidated damages clause for late performance or other default by the Company;

                           (vi) any agreement or undertaking for an amount in
excess of $2,500, pursuant to which the Company is: (A) borrowing or is entitled to borrow any money; (B) lending or has committed itself to lend any money; or
(C) a guarantor or surety with respect to the obligations of any Person;

                           (vii) any agreement with any Company Personnel or an
Affiliate of Company Personnel;

                           (viii) any powers of attorney granted by the Company;
and

                           (ix) any leases of real property.

                      (b) The Company is not in violation or breach of any Material Contract. There does not exist any event or condition that, after notice or lapse of time or both, would constitute an event of default or breach under any Material Contract on the part of the Company or, to the Knowledge of the Company, any other party thereto or would permit the modification, cancellation or termination of any Material Contract or result in the creation of any Lien upon, or any Person acquiring any right to acquire, any Assets of the Company. To the Knowledge of the Company, no other party to any Material Contract is in default thereunder or breach thereof. The Company has not received in writing any claim or threat that the Company has breached any of the terms and conditions of any Material Contract.

                      (c) The Company has delivered to Parent a true, accurate and complete copy of each Material Contract, including all amendments, supplements or modifications thereto or waivers thereunder.

                      (d) The consent of, or the delivery of notice to or filing with, any party to a Material Contract is not required for the execution and delivery by the Company of the Seller Documents or the consummation of the transactions contemplated under the Seller Documents.

               5.9 Compliance with Law.

                      (a) To the Knowledge of the Company, the Company is not in violation of, and since January 1, 1995, the Company has not violated, (i) any Law applicable to its business or operations, including, without limitation, all foreign, federal, state and local energy, public utility, zoning, building code, health, employee safety, labor, wages, collective bargaining, securities, OSHA Laws and Environmental Laws, (ii) any judgment, decree, order, writ, injunction or similar action of any Governmental Authority applicable to the Company's business or operations.

                      (b) All Governmental Approvals necessary for the conduct of the business of the Company have been duly obtained and are in full force and effect. There are no proceedings pending or, to the Knowledge of the Company, threatened, that might result in, and there are no facts or circumstances existing which would be a basis for, the revocation, cancellation or suspension of any such Governmental Approval, and the execution, delivery and performance of the Seller Documents and the consummation of the transactions contemplated thereby will not result in, or provide the basis for, any such revocation, cancellation or suspension.

               5.10 Brokers. The Company has not entered into any contract, agreement, arrangement, commitment or understanding with any Person which will result in the obligation to pay any brokerage, finder's or other fee or commission (other than attorneys' and accountants' fees) in connection with the transactions contemplated by this Agreement.

               5.11 Litigation. Except as set forth in Schedule 5.11 attached hereto, there are no Actions pending or, to the Knowledge of the Company, threatened against or affecting the Company or the transactions contemplated by this Agreement. The

Company is not subject to any order, judgment, writ, injunction or decree of any Governmental Authority.

               5.12 Taxes.

                      (a) Except as set forth in Schedule 5.12(a), all Returns required to be filed on or before the date hereof have been properly and timely filed. All Returns required to be filed on or before the Closing Date shall have been properly and timely filed. All Returns filed on or before the date hereof, are, and all Returns filed after the date hereof will be, correct, true and complete in all respects. To the extent that any Returns have been audited by the applicable Tax authorities or other Governmental Authorities, all additional Taxes claimed or assessed or deficiencies proposed resulting from such audits as to which the Company is or may be liable have been paid or settled, and no facts have come to the attention of the Company indicating that any such claim, assessment or deficiency in respect of Taxes as to which the Company is or may be liable have not been paid or settled. The Company has not granted any extension of limitation periods applicable to audits or claims by any tax authority or other Governmental Authority.

                      (b) There are no pending or, to the Knowledge of the Company, threatened audits, investigations or claims against the Company for or relating to any liability in respect of Taxes and, to the Knowledge of the Company, no facts or circumstances exist which indicate that any such audits, investigations or claims in respect of Taxes may be brought or are under discussion with any tax Authority or other Governmental Authority.

                      (c) The Company has not filed a consent or entered into an agreement or made an election with regard to any of its Assets, pursuant to
Section 341(f) of the Code.

                      (d) The Company has not received any notice of deficiency or assessment from any federal, state or local Tax authority or other Governmental Authority with respect to liabilities for Taxes of the Company which has not been fully paid or finally settled.

                      (e) The Company is not a party to any Tax sharing, Tax allocation, or similar agreement with any other Person.

                      (f) All Taxes due and payable by the Company (whether or not shown on any Return) have been paid in full.

                      (g) The Company has withheld all Taxes required to have been withheld and paid by it on its behalf in connection with amounts paid or owing to any Company Personnel or other Person, and such withheld Taxes have either been duly paid to the proper Governmental Authority or set aside in accounts for such purpose.

                      (h) The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Code Section 162(m) or 280G.

                      (i) The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii), and there is no cause for Parent to deduct and withhold any amount pursuant to Code Section 1445 or any similar or other provision of Law from any consideration to be paid or given by Parent pursuant to the transactions contemplated by this Agreement.

                      (j) The Company has not filed with respect to any item a disclosure statement pursuant to Code Section 6662 or any comparable disclosure with respect to foreign, federal, state and/or local Laws.

                      (k) The Company (i) has not been a member of any affiliated group filing a consolidated federal income Tax Return and (ii) has no liability for the Taxes of any Person as defined in Code Section 7701(a)(1) under Treas. Reg. ? 1.1502-6 (or any similar provision of state, local, or foreign Law), as transferee or successor, by contract or otherwise.

                      (l) The Company is a United States person within the meaning of Code Section 7701(a)(30).

                      (m) There are no elections in effect made by the Company pursuant to Code Sections 338 or 336(e) or the regulations thereunder and the Company is not subject to any constructive elections under Code Section 338 or the regulations thereunder.

                      (n) No Asset of the Company (i) is subject to a lease under (A) former Section 168(f)(8) of the Code, or (B) Code Section 7701(h);
(ii) secures any debt the interest on which is tax-exempt under Code Section 103(a); or (iii) is tax-exempt use property within the meaning of Code Section 168(h).

                      (o) The Company has not agreed, and is not required, to make any adjustment pursuant to Code Section 481(a) by reason of a change in accounting method initiated by the Company.

                      (p) The Company has made appropriate provision in the Financial Statements for any Taxes not paid as of the respective dates of each of such Financial Statements.

                      (q) The Company has not taken any action that would have the effect of deferring any liability for Taxes for the Company to any taxable period ending after the Closing Date.

                      (r) None of the income recognized for federal, state, local, foreign or other Tax purposes by the Company prior to the Closing Date will (i) be derived other than in the ordinary course of business, or (ii) arise from transactions of a type not reflected in the relevant Returns for the last taxable period ending prior to the Closing Date.

                      (s) The Company (i) has not participated in or cooperated with any international boycott within the meaning of Code Section 999, (ii) has not disposed of any Asset which for Tax purposes has been accounted for under the installment method; (iii) is not a party to any interest rate swap, currency swap or similar transaction; (iv) has not issued or assumed any corporate acquisition indebtedness within the meaning of Code Section 279(b), or any obligation described in Code Section 279(a)(2); (v) will not have sustained, as of the Closing Date, an "overall foreign loss" within the meaning of Code
Section 904(f); and (vi) will not have, as of the Closing Date, any "non-recaptured net section 1231 losses" within the meaning of Code Section 1231(c).

               5.13 Environmental Matters.

                      (a) The term "Hazardous Materials" shall mean any substance, material, liquid or gas defined or designated as hazardous or toxic (or by any similar term) under any Environmental Law, including without limitation petroleum products and friable materials containing more than one percent (1.0%) asbestos by weight.

                      (b) "Environmental Law" shall mean any foreign, federal, state or local Law relating to pollution, protection of the environment, or actual or threatened releases, discharges, or emissions into the environment.

                      (c) The term "Environmental Condition" shall refer to any contamination or damage to the environment caused by or relating to the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injection, escaping, leaching, disposal, dumping or threatened release of Hazardous Materials by the Company or a predecessor in interest of the Company. With respect to claims by employees, Environmental Condition also includes the exposure of Persons to Hazardous Materials at a work place of the Company or at any other location.

                      (d) The term "Environmental Noncompliance" shall mean any violation of any Environmental Law.

                      (e) "Release" means the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

                      (f) There are no Actions pending or, to the Knowledge of the Company, threatened against the Company that involve, or relate to, Environmental Conditions, Environmental Noncompliance or the release, use or disposal of any Hazardous Materials at any facility owned, leased, used or operated by the Company (individually, "Facility") or previously owned, leased, used or operated by the Company (individually, the "Previous Facility"). The Company has not received any notice of any violation of any Environmental Law relating to any Facility or Previous Facility.

                      (g) There are no Hazardous Materials being stored or otherwise held on, under or about any Facility by the Company (or, to the Knowledge of the Company, any other Persons) and no Hazardous Materials were used, stored or otherwise held on, under or about any Previous Facility by the Company (or, to the Knowledge of the Company, any other Persons) during the time the Company owned, leased, used or operated such Previous Facility. Each Facility has been maintained by the Company in compliance with all Environmental Laws and each Previous Facility was maintained by the Company in compliance with all Environmental Laws during the time the Company owned, leased, used or operated the Previous Facility.

                      (h) No Facility or Previous Facility is listed in the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites under CERCLA or any similar state list, schedule, log, inventory or record (however defined), of sites from which there has been a release of Hazardous Materials.

                      (i) All transfer, transportation or disposal of Hazardous Materials by the Company to properties not owned, leased or operated by the Company has been in compliance with applicable Environmental Laws. The Company has not transported or arranged for the transportation of any Hazardous Materials to any location which is (A) listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites under CERCLA or any similar state list, schedule, log, inventory or record (however defined), of sites from which there has been a release of Hazardous Materials;
(B) listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS or any similar state or local list; or (C) the subject of any Action with respect to the Company brought or instigated by any Governmental Authority or other Person in connection with any Environmental Law whether or not seeking environmental costs.

                      (j) There has not been, and is not now occurring, any Release of any Hazardous Material on, in, under, about, or from any Facility, including to the Knowledge of the Company, a Release that has come to be located on or under a Facility from another location.

                      (k) No above ground or underground storage tanks or wells are located on, under or about any Facility, or have been located on, under or about any Facility and then subsequently been removed or filled. If any such storage tanks exist on, under or about any Facility, such storage tanks have been duly registered with all appropriate governmental entities and are otherwise in compliance with all applicable Environmental Laws.

               5.14 Proprietary Rights. Schedule 5.14 attached hereto is a true, accurate and complete list of all of the (a) registrations of trademarks, service marks or trade names, and all pending applications for any such registrations, (b) registration of patents and copyrights and all pending applications therefor, (c) other trademarks, service marks or trade names, whether or not registered, including, but not limited, to all Software (the matters in clauses (a), (b) and (c) are collectively referred to herein as "Proprietary Rights"), which are owned or used by the Company. Except as set forth in Schedule 5.14, the use of the Proprietary Rights listed in Schedule
5.14 by the Company has not infringed, is not infringing upon and is not otherwise violating the rights of any Person in or to such Proprietary Rights or the asserted Proprietary Rights of others, nor has the Company received any notices or claims that the use of the Proprietary Rights by the Company infringes upon or otherwise violates any rights of a Person in or to such Proprietary Rights or the proprietary rights of others. Except as set forth in
Schedule 5.14, to the Knowledge of the Company, no Person is infringing on the Proprietary Rights owned by the Company. Notwithstanding anything to the contrary contained above in this Section 5.14 or the disclosure of the Kikkawa Patent in Schedule 5.14, the Company further expressly represents and warrants that in connection with the Kikkawa Patent: (i) the use by the Company of the Proprietary Rights has not infringed, is not infringing upon and is not otherwise violating the rights of any Person; (ii) the Company has not received any notices or claims that the use of the Proprietary Rights by the Company infringes upon or otherwise violates any rights of a Person; and (iii) the use of the Kikkawa Patent does not and will not infringe on any of the Proprietary Rights owned by the Company.

               5.15 Labor Matters. There are no present or, to the Knowledge of the Company, threatened Actions, work stoppages or other labor difficulties relating to any Company Personnel. The Company is not a party to any collective bargaining agreement with respect to employees, and, to the Knowledge of the Company, there are no past or present activities of any labor union seeking to represent or organize the employees of the Company. No unfair labor practice, wrongful termination, or race, sex, age, disability or other discrimination, complaint is pending, nor is any such complaint, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, are there any facts or circumstances which would form a basis for such complaint, against the Company before the National Labor Relations Board, Equal Employment Opportunity Commission or any other Governmental Authority, and no grievance is pending, except as set forth in Schedule 5.15, nor is any grievance, to the

Knowledge of the Company, threatened, nor, to the Knowledge of the Company, are there any facts or circumstances which anyone would claim would form a basis for a grievance, against the Company.

               5.16 Employee Benefit Plans.

                      (a) Schedule 5.16 attached hereto is a true, accurate and complete list of "Employee Plans" consisting of each:

                           (i) "employee welfare benefit plan", as defined in
Section 3(1) of ERISA, (A) which the Company maintains or administers or to which the Company contributes or is required to contribute, and (B) which covers any employee or former employee of the Company or under which the Company has any liability (a "Welfare Plan");

                           (ii) "multiemployer plan," as defined in Section
3(37) of ERISA, (A) which the Company or Controlled Group Member maintains or administers or to which the Company or Controlled Group Member contributes or is required to contribute, either currently or at any time after September 25, 1980, and (B) which covers or covered any employee or former employee of the Company or Controlled Group Member or under which the Company or Controlled Group Member has any liability (a "Multiemployer Plan");

                           (iii) Employee Plan which is maintained in connection
with any trust described in Section 501(c)(9) of the Code;

                           (iv) "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which the Company maintains or administers or to which the Company contributes or is required to contribute, and (B) which covers any employee or former employee of the Company or under which the Company has any liability (a "Pension Plan"); and

                           (v) plan or arrangement (written or oral) providing
for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which

(A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or under which the Company has any liability, and (C) covers any employee or former employee of the Company (collectively, "Benefit Arrangements");

                      (b) (i) There is no Pension Plan, nor has the Company or any Controlled Group Member at any time maintained, administered, contributed or been required to contribute to any "employee pension benefit plan" as defined in
Section 3(2) of ERISA, which is subject to the minimum funding requirements of
Section 412 of the Code or Section 302 of ERISA, or the provisions of Title IV of ERISA.

                           (ii) Each Pension Plan and each related trust
agreement, annuity contract or other funding instrument which is intended to be qualified and tax-exempt under the provisions of Section 401(a) (or 403(a) as appropriate) of the Code and Section 501(a) of the Code is so qualified and has been so qualified during the period from its adoption to date.

                           (iii) Each Pension Plan, each related trust
agreement, annuity contract or other funding instrument and each Welfare Plan complies in all respects and has been maintained in compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including but not limited to ERISA and the Code.

                      (c) Each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable Laws.

                      (d) (i) As of the date of this Agreement and as of the Closing Date, neither the Company nor a Controlled Group Member maintains, administers, contributes to or is required to contribute to a Multiemployer Plan. Neither the Company nor a Controlled Group Member has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA respectively, which has resulted in any liability to the Company.

                      (e) Neither the Company nor, to the Knowledge of the Company, any plan fiduciary of any Welfare Plan or Pension Plan has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under
Section 4975(c)(2) or 4975(d) of the Code.

                      (f) Copies of each of the following documents have been delivered by the Company to Parent: (i) each Welfare Plan, Pension Plan and Multiemployer Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been generally distributed to the persons entitled to benefits thereunder, and all annuity contracts or other funding instruments,
(ii) each Benefit Arrangement, including written interpretations thereof and written descriptions thereof which have been generally distributed to the persons entitled to benefits thereunder (including descriptions of the number and level of persons covered thereby) and complete descriptions of any Benefit Arrangement which is not in writing, (iii) the most recent determination letter and/or opinion letter or notification letter, as applicable, issued by the IRS with respect to each Pension Plan intended to be a qualified plan under Section 401(a) of the Code, (iv) Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan and Welfare Plan for the three most recent plan years, (v) each form of notice and certification relating to group health plans provided by the Company to its employees and their beneficiaries required under the Consolidated Omnibus Budget Reconciliation of 1985, as amended, or under the Health Insurance Portability and Accountability Act of 1996, as amended, (vi) the results of nondiscrimination testing performed with respect to each Pension Plan for the three most recent plan years, (vii) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of the Company covered under the Pension Plans, and (viii) a description setting forth the amount of any liability of the Company for payments more than thirty days past due with respect to each Welfare Plan as of the Closing Date.

                      (g) Each Welfare Plan, Pension Plan, related trust agreement, annuity contract or other funding instrument and each Benefit Arrangement is a legal, valid and binding obligation of the Company and is in full force and effect.

                      (h) Neither the Company nor any Welfare Plan has any obligation to make any payment to or with respect to any former Company Personnel pursuant to any retiree medical benefit or other Welfare Plan, except as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and no condition exists which would prevent the Company from amending or terminating any such benefit or Welfare Plan.

                      (i) The Company would not have any obligation to make any severance or other payments to any Company Personnel if such personnel was terminated prior to, at or after the Closing.

                      (j) No benefit, payment or other entitlement under any Pension Plan, Welfare Plan or Benefit Arrangement, or under any agreement relating to the employment of Company Personnel, will be established or become accelerated, vested, payable or funded by reason of the execution and delivery of this Agreement, or any of the transactions contemplated under this Agreement.

                      (k) There are no Actions pending, or to the Knowledge of the Company, threatened with respect to any Pension Plan, Welfare Plan or Benefit Arrangement, other than claims for the payment of benefits in the ordinary course of operation of such plan or arrangement.

               5.17 Transactions with Certain Persons. Except for ownership of stock of Parent by a shareholder of the Company and as set forth in Schedule 5.17, no current Company Personnel, or any member of the immediate family of any current Company Personnel or any other Affiliate of the Company or such Company Personnel is presently a party to any agreement, arrangement or other transaction with the Company, other than as set forth on Schedule 5.8(a), or has an interest in any party to a Material Contract.

               5.18 Insurance. Schedule 5.18(a) contains a true, accurate and complete list of all policies or binders of fire, liability, title, workers' compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company on the business, Assets or personnel of the Company. All of such policies are sufficient for compliance with all requirements of all contracts to which the Company is a party and, to the Knowledge of the Company, all Laws applicable to the Company. The Company is not in default under any of such policies or binders, and the Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion when the effect of such default or such failure would be to render a material claim uninsured. The Company has not received any notice from any insurer advising of reduced coverage or increased premiums on existing policies or binders. Except as set forth on Schedule 5.18(b), there are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect, and the Company has delivered true and correct copies of such policies and binders to Parent.

               5.19 Payments. The Company has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official, Governmental Authority or other Person, in the United States or any other country, which is in any manner related to the business or operations of the Company which the Company knows or has reason to believe to have been illegal under any federal, state or local Law of the United States or the Laws of any other country having jurisdiction; and the Company has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers or which violate any applicable Law.

               5.20 Board Actions. The Board of Directors of the Company (at a meeting duly called and held) has resolved to recommend approval of this Agreement by the shareholders of the Company.

               5.21 Required Vote. Approval of the Merger and this Agreement by shareholders of the Company will not require the approval of more than a majority of the outstanding shares of common stock of the Company and the holders of each class of the Preferred Stock, voting separately as a class.

               5.22 French Subsidiary. The French Subsidiary is being wound up and dissolved. The French Subsidiary has no liabilities other than those which:(a) will be paid in full from the current assets of the French Subsidiary in connection with the dissolution thereof or (b) have been accrued for in the Company's June 30, 1998 financial statements which will be subject to the review and approval of the Parent, in its sole discretion, prior to the Closing (the "June 30th Financial Statements"). All liabilities and assets of the French Subsidiary will be included in the June 30th Financial Statements. Except as set forth on Schedule 5.22(b), all of the representations and warranties contained in Sections 5.1 through 5.20 and 5.24 are also true and correct for the French Subsidiary as if made with respect to the French Subsidiary.

               5.23 Year 2000. Except as set forth in Schedule 5.23 attached hereto with respect to non-customized "off the shelf" Software utilized by the Company, all computer hardware, software, and firmware (collectively, "Software") utilized by the Company, whether directly or through outsourcing or other agreements, accurately processes date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculation. Without limiting the generality of the foregoing:

                      (a) The Software will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century;

                      (b) The Software has been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century;

                      (c) The Software includes "year 2000 capabilities." For purposes of this Agreement, "year 2000 capabilities" means the Software:

                           (i) will manage and manipulate data involving dates,
including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; and

                           (ii) provides that all date-related user interface
functionalities and data fields include the indication of century; and

                           (iii) provides that all date-related interface
functionalities include the indication of century.

               5.24 Disclosure. The representations and warranties of the Company herein, in the Proxy Materials, or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of the Company to Parent as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF PARENT

               Parent represents and warrants to the Company and as to Sections 6.1, 6.2 and 6.3 to each Shareholder and the Management Group as follows:

               6.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate authority and power to carry on its business as it is now being conducted.

               6.2 Authority.

                      (a) Parent has all requisite corporate power and authority to enter into the Parent Documents, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Parent Documents by Parent and the consummation by Parent of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent. The Parent Documents have been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with their terms.

                      (b) Assuming the accuracy of the Company's representations and warranties in Section 5.3(c), no consent, approval, order or authorization of, notice to, or registration, declaration or filing with, any Governmental Authority or other Person is necessary in connection with the execution and delivery of the Parent Documents by Parent or the consummation by Parent of the transactions contemplated thereby other than (i) the filing of the Agreement of Merger with the California Secretary; and (ii) compliance with the applicable requirements of the Exchange Act and the Securities Act.

               6.3 Brokers. Parent has not entered into any contract, agreement, arrangement, commitment or understanding with any Person which will result in the obligation to pay any brokerage, finder's or other fee or commission (other than attorneys' and accountants' fees) in connection with the transactions contemplated by this Agreement.

               6.4 No Breach. The execution and delivery by the Parent of the Parent Documents do not, and the consummation of the transactions contemplated thereby will not(i) conflict with, or result in a violation of, any provision of the Parent's articles of incorporation or bylaws, (ii) constitute or result in a breach of or default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease, permit, concession, franchise, license, agreement or other instrument or obligation to which the Parent is a party or to which the properties or assets of the Parent are subject, (iii) create any Lien upon any of the properties or Assets of the Parent, or (iv) constitute, or result in, a violation of any Law applicable to the Company or any of the properties or Assets of the Company; except insofar as any breaches of (i) through (iv) above in this Section 6.4 would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Parent.

                                    ARTICLE 7
                              PRE-CLOSING COVENANTS

               7.1 Operation of Business.

                      (a) Between the date of this Agreement and the Closing Date, the Company shall:

                           (i) preserve intact its business organization and
existing relationships with customers, suppliers, employees, agents and any other Persons having business relations with it;

                           (ii) preserve and protect all of its Assets in good
repair and condition, normal wear and tear excepted;

                           (iii) maintain its books of account and records in
the usual and ordinary manner, and in conformity with its past practices;

                           (iv) maintain its present insurance in full force and
effect, with policy limits and scope of coverage not less than is now provided by its present insurance;

                           (v) pay accounts payable and other obligations when
they become due and payable in the ordinary course of business consistent with past practices;

                           (vi) conduct its business in the ordinary course
consistent with past practices, or as required by this Agreement;

                           (vii) pay all Taxes when due and file all Returns on
or before the due date therefor;

                           (viii) make appropriate provisions in its books of
account and records for Taxes relating to its operations during such period (regardless of whether such Taxes are required to be reflected in a Return having a due date on or prior to the Closing Date);

                           (ix) take no action that would have the effect of
deferring any liability for Taxes to any taxable period ending after the Measurement Date or Closing Date; and

                           (x) withhold all Taxes required to be withheld and
remitted by or on behalf of the Company in connection with amounts paid or owing to any Company Personnel or other Person, and pay such Taxes to the proper Governmental Authority or set aside such Taxes in accounts for such purpose.

                      (b) Without the prior written consent of Parent, between the date of this Agreement and the Closing Date (or termination of this Agreement), the Company shall not:

                           (i) issue any Company Capital Stock (other than upon
exercise of Convertible Securities listed on Schedule 5.2(a))or any Convertible Securities;

                           (ii) directly or indirectly redeem, purchase, sell or
otherwise acquire any Company Capital Stock;

                           (iii) grant any increase in the compensation payable,
or to become payable, to any Company Personnel or enter into any Benefit Plan for or with any Company Personnel, except increases in compensation consistent with past practices in the ordinary course of conducting employee reviews;

                           (iv) borrow or agree to borrow any funds, incur any
indebtedness or directly or indirectly guarantee or agree to guarantee the obligations of others, or draw or borrow on any lines of credit that may be available to the Company;

                           (v) enter into any agreement, contract, lease or
other commitment, other than in the ordinary course of business consistent with past practices;

                           (vi) place or allow to be placed a Lien on any of the
Assets of the Company;

                           (vii) cancel, discount or otherwise compromise any
indebtedness owing to the Company or any claims which the Company may possess or waive any rights of material value, except in the ordinary course of business consistent with past practices;

                           (viii) sell or otherwise dispose of any Assets of the
Company, except in the ordinary course of business consistent with past practices;

                           (ix) commit any act or omit to do any act which will
cause a breach of this Agreement or any other agreement, contract, lease or commitment;

                           (x) violate any Law or Governmental Approval;

                           (xi) make any loan, advance, distribution or payment
of any type or to any Company Personnel or any member of the immediate family of Company Personnel or any Affiliate of the Company or any Company Personnel, except as regular compensation for services actually rendered;

                           (xii) amend the Articles or Bylaws;

                           (xiii) merge or consolidate with, or agree to merge
or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business or any Person or division thereof;

                           (xiv) make any Tax election or settle or compromise
any Tax liability;

                           (xv) purchase any assets or properties other than in
the ordinary course of business consistent with past practices; or

                           (xvi) settle or otherwise compromise the K2 Action
and the Ride Action.

               7.2 No Other Bids. The Company and each member of the Management Group agree that neither the Company, nor any member of the Management Group nor any of the officers, directors, Affiliates, representatives or agents of the Company or any member of the Management Group will directly or indirectly solicit, contact, encourage or provide information to, or cooperate in any manner with, any Person (other than Parent) regarding any Competing Transaction or act in a manner which would have the effect, directly or indirectly, of frustrating the completion of the Merger on the terms hereof. Upon receipt of an unsolicited offer or inquiry regarding a Competing Transaction ("Unsolicited Offer"), the Company or the applicable member of the Management Group will immediately notify Parent orally and in writing that an Unsolicited Offer was made and provide to Parent a copy of the Unsolicited Offer.

               7.3 Employee Benefit Plans. The Company shall take all actions necessary (a) to terminate all Benefit Plans which Parent desires to have terminated on the Closing Date and (b) to cause all Persons covered under such Benefit Plans to be covered under employee benefit plans maintained by Parent.

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

               8.1 Access to Information of the Company; Confidentiality.

                      (a) From the date hereof to the Effective Time, the Company shall afford, and shall cause its officers, directors, employees, representatives and agents to afford, to Parent and to the officers, employees and agents of Parent complete access during normal business hours at all reasonable times to the Company's officers, employees, agents, representatives, properties, books, records and contracts, and shall furnish to Parent all financial, operating and other data and information as Parent, through its agents, officers, employees or other representatives, may reasonably request.

                      (b) From the date hereof to the Effective Time, Parent shall afford, and shall cause its officers, directors, employees, representatives and agents to afford, to the Company and to the officers, employees and agents of the Company complete access during normal business hours at all reasonable times to the Company's officers, employees, agents, representatives, properties, books, records and contracts.

                      (c) No investigation pursuant to Section 8.1(a) or 8.1(b) shall affect any representations or warranties of the Parties herein or the conditions to the obligations of the Parties.

               8.2 Expenses and Taxes. The Parties shall each pay their respective costs incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees of their respective attorneys, accountants and advisors.

               8.3 News Releases. Any news releases or other public disclosure pertaining to the transactions contemplated hereby shall be reviewed and approved in writing by both Parent and the Company or their respective representatives, and shall be acceptable to them prior to the dissemination thereof; provided, however, if counsel to Parent advises it that applicable Law requires Parent to make a press release or statement, Parent may do so only after providing Company with the opportunity to review the press release prior to the issuance thereof.

               8.4 Additional Agreements. Subject to the terms and conditions of this Agreement, each Party agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, Assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each such corporation shall take all such necessary or desirable action.

               8.5 Notification of Certain Matters.

                      (a) The Company shall give prompt notice to Parent of (iv) any material inaccuracy in any representation or warranty made by it herein, or
(v) any material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Company under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the Company or the conditions to the obligations of Parent hereunder.

                      (b) Parent shall give prompt notice to the Company of (i) any material inaccuracy in any representation or warranty made by it herein, or
(ii) any material failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of Parent or the conditions to the obligations of the Company hereunder.

                      (c) The Company shall promptly advise Parent orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, in the future would have, a Material Adverse Effect.

               8.6 Confidentiality.

                      (a) Each Party shall hold, and shall cause its officers, employees, agents and representatives, including, without limitation, attorneys, accountants, consultants and financial advisors who obtain such information to hold, in confidence, and not use for any purpose other than evaluating the transactions contemplated by this Agreement, any confidential information of another Party obtained through the investigations permitted hereunder, which for the purposes hereof shall not include any information which (i) is or becomes generally available to the public other than as a result of disclosure by a Party or one of its Affiliates in violation of its obligations under this subsection, (ii) becomes available to a Party on a nonconfidential basis from a source, other than the Party which alleges the information is confidential or its Affiliates, which has represented that such source is entitled to disclose it, or (iii) was known to a Party on a nonconfidential basis prior to its disclosure to such Party hereunder. If this Agreement is terminated, at the request of a Party, the other Party shall deliver, and cause its officers, employees, agents, and representatives, including, without limitation, attorneys, accountants, consultants and financial advisors who obtain confidential information of the requesting Party pursuant to investigations permitted hereunder, to deliver to the requesting Party all such confidential information that is written (including copies or extracts thereof).

                      (b) If a Party or a Person to whom a Party transmits confidential information of another Party is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any of such confidential information, such Party or other Person will provide the other Party with prompt written notice so that such Party may seek a protective order or other appropriate remedy or waive compliance with
Section 8.6(a). If such protective order or other remedy is not obtained, or if the applicable Party waives compliance with Section 8.6(a), the Party or Person subject to the request will furnish only that portion of such confidential information which is legally required and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such confidential information.

               8.7 Consents and Filings. Each Party will take all reasonable actions to obtain any other consent, authorization, order or approval of, or any exemption by, any Person required to be obtained or made in connection with the Merger and the other transactions contemplated by this Agreement. Each Party will cooperate with and promptly furnish information to the other Party in connection with obtaining such consents or making any such filings and will promptly furnish to the other Party a copy of all filings made with a Governmental Authority.

               8.8 Parent SEC Filings. Between the date hereof and the Closing Date, the Company shall cooperate with Parent in connection with the preparation and filing of, and provide all necessary information to Parent for inclusion in, any reports, filings, schedules or registration statements (including any prospectus contained in any such registration statement) to be filed by Parent with the Commission (the "Parent Filings"). Without limiting the foregoing, the Company shall take all reasonable actions requested by Parent to enable Parent to include in the Parent Filings any Financial Statement of the Company and any auditors' report thereon.

               8.9 Consent to Sale of Surviving Corporation. A sale of the Surviving Corporation on its own (not as part of a sale of Parent) during the term of the Promissory Notes ("Switch Sale")shall require the prior written consent of the Shareholder Representatives to the proposed transaction, including, without limitation, with respect to any modifications to such Promissory Notes proposed with respect thereto, which written consent shall not be unreasonably withheld, conditioned or delayed. In the event the Shareholder Representatives may reasonably withhold their consent from a Switch Sale pursuant to the terms of this Section 8.9, they shall have the right to propose modifications to the terms of the Earn-out Notes.

               8.10 Commitment to the Company's Business.

                      (a) Provided that International Trading Corporation ("ITC") is the Parent's exclusive or non-exclusive snowboard boot distributor in Japan during the 2000/2001 selling season, the Parent shall use commercially reasonable efforts to discourage ITC from selling or distributing any step-in binding system other than the Company's Autolock step-in boot binding system, as described in U.S. Patent 5,520,406(the "Autolock System").

                      (b) the Parent shall use commercially reasonable efforts to ensure that ITC sells the Autolock System to Alpen for the 1998/1999 selling season for use in conjunction with the boots produced by Japana Company Ltd. ("Japana") under the Company's one-year License Partner Agreement with Japana dated June 2,1998.

               8.11 Certain Covenants of the Parent. After the Closing and until the termination or "Maturity Date" (as such term is defined in each of the Promissory Notes) of each of the Promissory Notes the Parent covenants and agrees as follows:

                      (a) To provide to the Shareholder Representatives, no later than ninety (90) days after the end of each of its fiscal years commencing with the fiscal year ended May 31, 1999, a report on the revenues, costs of goods sold and gross profits, determined in accordance with GAAP, on sales of the Autolock System by the Surviving Corporation.

                      (b) To provide to the Shareholder Representatives on a quarterly basis within forty-five (45) days after to end of its fiscal quarters commencing with the quarter ending November 28, 1998, a summary status report on each of the following: (i) the Japanese Trademark Dispute; (ii) the Ride Action;
(iii) the Japanese Patent; and (iv) any license or purchase of step-in boot binding technology by the Parent;

provided, however, in the event the Parent fails to provide such status reports on a timely basis to the Shareholder Representatives, the Parent shall have fifteen (15) business days after receipt of written notice of such failure from the Shareholders Representatives to cure any such failure.

                      (c) To provide to the Shareholder Representatives reasonable access to the General Counsel and the Chief Financial Officer of the Parent and the division managers of the Surviving Corporation, on a quarterly basis commencing with the fiscal quarter ending November 28, 1998 to discuss the business, operations and financial affairs of the Surviving Corporation.

                                    ARTICLE 9
                                   CONDITIONS

               9.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                      (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company.

                      (b) Any Governmental Approval required for consummation of the Merger shall have been received.

                      (c) Receipt by the Parent of the Shareholders' Questionnaires which have been completed and executed by all of the Shareholders, other than Dissenting Shareholders. The Shareholders' Questionnaire shall be substantially in the form attached hereto as Exhibit B.

               9.2 Additional Conditions to the Obligations of Parent. The obligations of Parent to consummate the transactions contemplated hereby are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, except to the extent Parent shall have waived in writing satisfaction of such condition:

                      (a) The representations and warranties made by the Company in this Agreement shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and on the Closing Date as though such representations and warranties were made on such date.

                      (b) The Company shall have performed and complied in all material respects with all covenants, agreements and undertakings required by this Agreement to be performed or complied with by it prior to the Closing.

                      (c) No Action before any Governmental Authority shall have been commenced, no investigation by any Governmental Authority shall have been commenced, and no Action by any Governmental Authority shall have been threatened against any Party, seeking to restrain, enjoin, rescind, prevent or change the transactions contemplated hereby or questioning the enforceability, validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

                      (d) Except for the filing of the Merger Agreement with the California Secretary, all Governmental Approvals required to be made or obtained by Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby shall have been made or obtained.

                      (e) All consents of, or notices to or filings with, any Person (other than a Governmental Authority) required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby shall have been made or obtained; including, but not limited to the consent of Far East National Bank (the "Bank") pursuant to the terms of that certain Credit Facility between the Company and the Bank dated as of June 1, 1998.

                      (f) No event shall have occurred which has had, or is reasonably expected to have, a Material Adverse Effect. Without limiting the generality of the foregoing, no material change in the assets or liabilities of, or in the business or condition, financial or otherwise, of, or in the results of operations of, the Company from those reflected in the audited financial statements of the Company at and for the period ended December 31, 1997.

                      (g) The Company shall have delivered the June 30th Financial Statements in form and substance acceptable to Parent, in its sole discretion.

                      (h) Not more than 5% of the shares of common stock of the Company issued and outstanding immediately prior to the Merger shall be Dissenting Shares. For purposes of this subsection, all shares of Preferred Stock issued and outstanding immediately prior to the Merger shall be deemed converted into shares of common stock of the Company in accordance with the rights of the Preferred Stock set forth in the Articles of Incorporation of the Company.

                      (i) The Company shall have delivered to Parent all of the documents required by Section 10.3 hereof.

                      (j) The results of Parent's due diligence regarding the Company, including, without limitation: (i) the Parent's analysis of the utility model registration for step-in boot bindings issued to Kikkawa Co. by the Japanese Patent and Trademark Office(the "Kikkawa Patent"), and (ii) all financial, business, tax and legal due diligence, are satisfactory to Parent, in its sole and absolute discretion.

                      (k) Parent's agreement on: (i) all accruals and liabilities scheduled on the June 30th Financial Statements and (ii) those employees of the Company who will be terminated after the date hereof and prior to the Closing Date and the amount of severance to be paid by the Company to such employees.

                      (l) The Company shall have entered into a settlement and release agreement satisfactory to Parent which evidences the settlement of the patent infringement action brought by K2 Inc. against the Company (the "K2 Action")proposed by the Company described in the draft settlement agreement received by the Parent on June 25, 1998, and if such agreement has not been entered into in substantially the form described in such draft settlement agreement, Parent shall be entitled to renegotiate the terms of the holdback of $1.5 million under the Earn-out Notes.

               9.3 Additional Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, except to the extent the Company shall have waived in writing satisfaction of such condition:

                      (a) The representations and warranties made by Parent in this Agreement shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and on the Closing Date as though such representations and warranties were made on such date.

                      (b) Parent shall have performed and complied in all material respects with all covenants, agreements, and undertakings required by this Agreement to be performed or complied with by it prior to the Closing.

                      (c) No Action before any Governmental Authority shall have been commenced, no investigation by any Governmental Authority shall have been commenced, and no Action by any Governmental Authority shall have been threatened against any Party, seeking to restrain, enjoin, rescind, prevent or change the transactions contemplated hereby or questioning the enforceability, validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

                      (d) Except for the filing of the Merger Agreement with the California Secretary, all Governmental Approvals required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby shall have been made or obtained.

                      (e) All consents of, or notices to or filings with, any Person (other than a Governmental Authority) required to be made or obtained by Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby shall have been made or obtained.

                      (f) Parent shall have delivered to the Company all of the documents required by Section 10.2 hereof.

                      (g) Each member of the Management Group shall have received an employment agreement executed by Parent, effective on the Closing Date, in the form attached hereto as Exhibit C which shall include: (i) salaries for each member of the Management Group which are no less than the salaries currently being received by such members of the Management Group as previously reported to the Parent; (ii) titles comparable to those currently held by such members of the Management Group; (iii) six-month severance provision; (iv) participation in Parent?s 401(k) plan; and (v) participation in Parent?s Vanstastic Employee Stock Option Plan. Each member of the Management Group shall have also received, effective on the

Closing Date, an incentive stock option under Parent?s 1991 Long-Term Incentive Plan for 7,500 shares of Parent Common, with an exercise price based on the closing sales price of Parent Common on the Closing Date and a three-year vesting schedule.

                      (h) Between the date of this Agreement and the Closing Date, there shall not have occurred any event that is materially adverse to the business, results of operations or financial condition of the Parent, on a consolidated basis.

                      (i) The results of the Company's discussions with Parent regarding Parent's business plans for operating the Surviving Corporation are satisfactory to the Company. In the event that the results of the Company's discussions are not satisfactory to the Company, the Company may elect to terminate this Agreement pursuant to this Section 9.3(i) (THE "SECTION 9.3(i) TERMINATION"); provided, that it notifies Parent, in writing, of such termination or or before 10:00 p.m. (Los Angeles time) on July 13, 1998 (THE "TERMINATION DEADLINE"). In the event Parent is not notified by the Company of the Section 9.3(i) Termination by the Termination Deadline, this condition to Closing shall terminate and be of no further force and effect. The Section 9.3(i) Termination is only a condition to the Company's consummation of the transactions contemplated by this Agreement, and shall not permit the Company to renegotiate any of the terms or conditions of this Agreement.

                                   ARTICLE 10
                                     CLOSING

               10.1 Closing.

                      (a) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 11.1, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Jeffer, Mangels, Butler & Marmaro LLP, 2121 Avenue of the Stars, 10th Floor, Los Angeles, California, subject to satisfaction or waiver of the conditions set forth in
Article 9 (other than the delivery of documents under Sections 10.2. and 10.3) (the "Closing Conditions")on July 21, 1998 or if the Closing Conditions have not been meet by July 21, 1998, on the third Business Day after satisfaction of the Closing Conditions. The Parties may change the place, time and date of the Closing by mutually agreement in writing. The date and time of such Closing are herein referred to as the "Closing Date." The Closing shall be deemed to have occurred only when (i) the matters provided for in Sections 2.2 and 2.3 shall have occurred and (ii) all of the certificates and other documents required to be delivered at the Closing have been delivered (or the requirement therefor waived), as specified in Sections 10.2 and 10.3 hereof.

                      (b) Notwithstanding any approval of this Agreement by the shareholders of the Company, no agreement among the Parties to change the place, time or date of the Closing shall require the approval of the shareholders of the Company.

               10.2 Documents to be Delivered by Parent. At the Closing, Parent shall deliver to the Company the following:

                      (a) A certificate, executed by an officer of Parent in such detail as the Company shall reasonably request, certifying to the fulfillment or satisfaction of the conditions set forth in Sections 9.2(d) and 9.3(a), (b), (c) (with respect to Parent only) and (e). The delivery of such certificate shall constitute a representation and warranty of Parent as to the statements set forth therein.

                      (b) A copy of the resolutions adopted by the sole shareholder and Board of Directors of Sub approving this Agreement and the Merger, certified by its Secretary.

                      (c) An opinion of Craig E. Gosselin, Esq., counsel of the Parent, dated as of the Closing Date, in a form acceptable to such counsel and the Company which covers the matters set forth in Sections 6.1, 6.2 and 6.4.

               10.3 Documents to be Delivered by the Company. At the Closing, the Company shall deliver to Parent the following:

                      (a) A certificate, executed by the President of the Company, in such detail as Parent shall reasonably request, certifying to the fulfillment or satisfaction by the Company of the conditions set forth in Sections 9.2(a), (b), (c), (e), (f), (g) and (h) and 9.3(d). The delivery of such certificate shall constitute a representation and warranty of the Company as to the statements set forth therein.

                      (b) A copy of the resolutions adopted by the Board of Directors and the shareholders of the Company approving this Agreement and the Merger, certified by the Secretary of the Company.

                      (c) An opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to the Company, dated the Closing Date, in a form satisfactory to such counsel and Parent which covers the matters set forth in Sections 4.1 (first sentence), 4.2 (first sentence), 5.1(a), 5.2(a), 5.3(a)(without any qualification with respect to shareholder approval), 5.3(b)(i) and (iv) and 5(c).


                                   ARTICLE 11
                                   TERMINATION

               11.1 Termination.

                      (a) This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval of this Agreement by the shareholders of the Company, as follows:

                           (i) By mutual written consent of the Parties;

                           (ii) By written notice from either Parent or the
Company, if any Governmental Authority shall have issued an order, decree or ruling or taken any other Action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other Action shall have become final and nonappealable; or

                           (iii) By written notice from either Parent or the
Company, if the shareholders of the Company fail to approve this Agreement and the Merger at the Shareholders Meeting; provided, however, the Company may not terminate this Agreement if any of the shareholders who are party to that certain Voting Agreement and Irrevocable Proxy of even date herewith fail to vote in favor of this Agreement and the Merger.

                      (b) This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval of this Agreement by the shareholders of the Company, as follows:

                           (i) By written notice from Parent, provided Parent is
not in breach of its representations and warranties or covenants hereunder, if the Company fails to perform or breaches any of its material obligations or duties under this Agreement and the Company has not cured such failure to perform or breach within 15 days after delivery of written notice from Parent or upon a material breach of any representation and warranty of the Company contained herein, in either case such that the conditions set forth in Sections 9.2(a) and/or (b) would not be satisfied;

                           (ii) By the Company, provided the Company is not in
breach of its representations and warranties or covenants hereunder, if Parent fails to perform or breaches any of its material obligations or duties under this Agreement, and Parent has not cured such failure to perform or breach within 15 days after delivery of written notice from the Company to Parent informing Parent of the details of the alleged breach, or upon a material breach of any representation and warranty of Parent contained herein, in either case such that the conditions set forth in Sections 9.3(a) or (b), as the case may be, would not be satisfied;

                      (c) By written notice from Parent to the Company prior to July 30, 1998, if the results of Parent's due diligence regarding the Company are not satisfactory to Parent, in its sole and absolute discretion;

                      (d) By Parent if a Material Adverse Effect shall exist or occur after the date hereof; or

                      (e) By either Parent or the Company, if (i) the conditions to its respective obligations hereunder are not capable of satisfaction on or before July 30, 1998 ("Termination Date") or (ii) the Effective Time shall not have occurred on or before the Termination Date; provided, however, the right to terminate this Agreement under this Section 11.1(e) shall not be available to any Party whose failure to fulfill any obligation hereunder has been the cause of, or results in, the failure of the Effective Time to have occurred on or before the Termination Date.

               11.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability or obligations on the part of any Party hereto, except for the agreements set forth in Sections 8.3, 8.6, this
Section 11.2 and Article 12 and except for liability for any breach of any obligation, covenant or agreement contained herein or any failure of the representations and warranties contained herein to have been true.

                                   ARTICLE 12
                                 INDEMNIFICATION

               12.1 Survival of Representations and Warranties; Damages.

                      (a) All representations, covenants, agreements and warranties of the Company made in this Agreement shall survive the Closing for a period of three years from the Closing Date and notice of all claims for indemnification hereunder shall be made within such period. The right to recover Damages on any claim shall not be affected by the termination of any representations and warranties as set forth above provided that notice of the existence of such claim has been given prior to such termination.

                      (b) Subject to the notice and survival limitations in
Section 12.1(a), from and after the Closing, Parent and its Affiliates, officers, directors, agents, successors, representatives and assigns shall be entitled to assert a claim for indemnification under this Article 12 for any liability, loss, cost, Tax, expense, judgment, order, settlement, obligation, deficiency, claim, suit, proceeding (whether formal or informal), investigation, Lien or other damage, including, without limitation, reasonable attorneys' fees and expenses (all of the foregoing items for purposes of this Agreement are referred to herein as "Damages"), resulting from, arising out of or incurred with respect to a breach of any representation, warranty, covenant or agreement of the Company contained herein (an "Indemnity Claim").

               12.2 Indemnity Claims. In the event Parent becomes aware of any Indemnity Claim pursuant to this Article 12, Parent shall give the Shareholder Representatives written notice (the "Indemnity Notice"), together with all documents and information reasonably necessary to substantiate the Damages and the claim which gives rise to such Damages. Unless the Shareholder Representatives deliver written notice to the Parent on or prior to the 20th Business Day after delivery of the Indemnity Notice to the Shareholder Representatives, specifying in reasonable detail all disputed items and the basis therefore, the Shareholder Representatives shall be deemed to have accepted and agreed that such an Indemnity Claim is a Covered Indemnity Claim. If the Shareholder Representatives deliver such objection notice


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
within such time, Parent and the Shareholder Representatives shall, within seven Business Days following the delivery of such objection notice, attempt to resolve their differences and any written resolution by them shall be final, binding and conclusive. At the conclusion of such period, any amounts remaining in dispute shall be submitted to arbitration for resolution of whether it is a Covered Indemnity Claim in accordance with Section 13.12.

               12.3 Sources of Indemnification due Parent. The sole source of payment of a Covered Indemnity Claim shall be an offset against any payments due under the Earn-out Notes. No payments shall be made on any Earn-out Note until all Indemnity Claims are either paid or determined not to be a Covered Indemnity Claim in accordance with Section 12.2.

               12.4 Shareholder Representatives.

                      (a) The Shareholder Representatives shall not be liable for any act taken in their role as Shareholder Representatives except for acts of malfeasance or gross negligence.

                      (b) In the event any of the Shareholder Representatives shall, for reason of death, disability, resignation or other, become unwilling or unable to perform their duties, the remaining Shareholder Representatives shall name Successor Shareholder Representatives to assume their duties.

                                   ARTICLE 13
                               GENERAL PROVISIONS

               13.1 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

               13.2 Waiver. At any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the Company's shareholders, any Party may (a) extend the time for the performance of any of the obligations or other acts of any other Party hereto or (b) waive compliance with any of the agreements of any other Party or with any conditions to its own obligations. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Party making the waiver or granting the extension by a duly authorized officer. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such


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
waiver constitute a continuing waiver unless otherwise expressly provided.

               13.3 Assignment and Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of Parent or assigned by Parent without the prior written consent of the Company; provided, however, Parent may assign any of its rights hereunder to any direct or indirect wholly-owned subsidiary of Parent without the consent of the Company, although such assignment shall not release Parent of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, transferees, assigns, representatives, and agents and no other Person shall have any right, benefit or obligation hereunder.

               13.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of California, without regard to the conflicts of Law principles thereof.

               13.5 Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to the subject matter hereof, including but not limited to that certain letter agreement between Parent, the Company and the Management Group dated April 23, 1998, as amended and restated June 19, 1998.

               13.6 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by Law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

               13.7 Titles. The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

               13.8 Attorneys' Fees. Should any Party institute any Action to enforce any provision of this Agreement, including, without limitation, an Action for declaratory relief, damages by reason of an alleged breach of any provision of this Agreement,


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
equitable relief or otherwise in connection with this Agreement, or any provision hereof, the court or the arbitrator, as the case may be, shall allocate all of the attorneys' fees and costs for services rendered in such Action between the Parties based on their view of the merits of the Parties' respective positions in the Action.

               13.9 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

               13.10 Notices. Unless applicable Law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any Party shall be in writing. Assuming that the contents of a notice meet the requirements of the specific Section of this Agreement which mandates the giving of that notice, a notice shall be validly given or made to another Party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, or if transmitted by telegraph, telecopy or other electronic written transmission device or if sent by overnight courier service, and if addressed to the applicable Party as set forth below. If such notice, demand or other communication is served personally, service shall be conclusively deemed given at the time of such personal service. If such notice, demand or other communication is given by mail, service shall be conclusively deemed given three business days after the deposit thereof in the United States mail. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclusively deemed given at the time of confirmation of delivery. The addresses for the Parties are as follows:

                         If to the Company or the Management Group:

                                431 Bryant Street
                                San Francisco, California 94107
                                Attn: Erik C. Anderson
                                Telecopier No.: (415) 777-9427


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
                         with a copy to:

                                Paul, Hastings, Janofsky & Walker LLP
                                345 California Street, 29th Floor
                                San Francisco, California 94104
                                Attention: David A. Hearth, Esq.
                                Telecopier No.: (415) 217-5333

                         If to Parent:

                                15700 Shoemaker Avenue
                                Santa Fe Springs, California 90670
                                Attention: Craig E. Gosselin, Esq.
                                Telecopier No.:(562) 565-8413

                         with a copy to:

                                Jeffer, Mangels, Butler & Marmaro LLP
                                2121 Avenue of the Stars, Tenth Floor
                                Los Angeles, California 90067
                                Attention: Barry L. Burten, Esq.
                                Telecopier No.: (310) 203-0567

Any Party may change such Party's address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the aforesaid manner to the other Parties.

               13.11 Incorporation by Reference. All Exhibits and Schedules attached hereto or to be delivered in connection herewith are incorporated herein by this reference.

               13.12 Arbitration.

                      (a) Any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement, or the breach, termination or validity thereof, except for claims for equitable, including injunctive, relief, shall be finally settled by arbitration conducted in accordance with this Section. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Parties. The seat of the arbitration shall be Los Angeles, California. Each Party hereby irrevocably submits to the jurisdiction of the arbitrator in Los Angeles, California and waives any defense in an arbitration based upon any claim that such Party is not subject personally to


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
the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient forum or that such venue is improper.

                      (b) The arbitration shall be conducted by three arbitrators. The Party initiating arbitration (the "Claimant") shall appoint its arbitrator in its request for arbitration (the "Request"). The other Party (the "Respondent") shall appoint its arbitrator within 10 Business Days of receipt of the Request and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such 10 Business Day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators appointed by the Parties shall appoint a third arbitrator within 10 Business Days after the Respondent has notified Claimant of the appointment of the Respondent's arbitrator. When the third arbitrator has accepted the appointment, the two Party-appointed arbitrators shall promptly notify the Parties of the appointment. If the two arbitrators appointed by the Parties fail or are unable so to appoint a third arbitrator or so to notify the Parties, then the appointment of the third arbitrator shall be made by AAA, as the case may be, which shall promptly notify the Parties of the appointment. The third arbitrator shall act as chair of the panel.

                      (c) The arbitrator shall have the authority only to enforce the legal and contractual rights of the parties and shall not add to, modify, disregard, or refuse to enforce any contractual provision. There shall be no pre-arbitration discovery. The Parties acknowledge and agree that by entering into this Agreement they are agreeing to this arbitration provision and are waiving all rights to a trial by jury. The arbitral award shall be in writing and shall be final and binding on the Parties. The award shall include an award of costs, including the fees and costs of the arbitrators and reasonable attorneys' fees and disbursements in accordance with Section 13.8. Except upon a finding of actual fraud, intentional or knowing misrepresentation, willful and knowing omissions of material fact or willful misconduct, no such award shall include punitive damages. Judgment upon the award may be entered by any Governmental Authority having jurisdiction thereof or having jurisdiction over the Parties or their assets.


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
               IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date first written above.


                                VANS, INC.


                                By:___________________________
                                   Name:______________________
                                   Title:_____________________


                                SWITCH MANUFACTURING


                                By:___________________________
                                   Name:______________________
                                   Title:_____________________

Agreed as to Section 7.2 and Article 13 only

                                "Management Group"


                                ______________________________
                                ERIK C. ANDERSON



                                ______________________________
                                JEFFREY W. SAND



                                ______________________________
                                ANTHONY R. GUERRERO



                                ______________________________
                                G. DANIEL ADAMS

                         LIST OF SCHEDULES AND EXHIBITS

3.2        Allocation of Merger Consideration

5.1(d)     Articles and Bylaws

5.2(a)     Capitalization of the Company

5.3(c)     Governmental Approvals

5.4        Financial Statements

5.5        Undisclosed Liabilities

5.6        Changes or Events since the Measurement Date

5.7 List of Assets, Schedule of Tooling Not Owned by the Company and List of Equipment Not Located at the Company's Headquarters

5.8(a)     List of Material Contracts

5.11       Litigation

5.12       Schedule of Excepted Tax Returns

5.14 List of Proprietary Rights, Notices or Claims of Infringement and Schedule of Potential Infringements of the Company's Proprietary Rights

5.15       Schedule of Threatened and Potential Labor Claims

5.16       List of Employee Benefit Plans

5.17       Affiliate Transactions

5.18(a)    List of Insurance Policies

5.18(b)    List of Outstanding Unpaid Claims

5.22(b) Schedule of Exceptions to the Company's Representations and Warranties for the French Subsidiary

5.23       Schedule of Non-Customized Software Owned or Utilized by the Company


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
                                    Exhibits



A-1        Form of Senior Earn-out Note

A-1        Form of Subordinated Earn-out Note

A-3        Form of Initial Note

B          Form of Shareholders' Questionnaire

C Form of Employment Agreement between the Parent and Members of the Management Group


                                       65